UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

Effective January 2, 2025, Hallador Power Company, LLC (“Hallador Power”), a wholly owned subsidiary of Hallador Energy Company (the “Company”), entered into a Conversion Transaction Commitment Agreement (“Agreement”) with a leading global data center developer. The Agreement is in furtherance of the previously disclosed non-binding term sheet, as referenced in the Company’s most recent earnings release dated November 12, 2024 and related conference call, to support the delivery of energy and capacity (through a utility partner) to a potential data center development within the State of Indiana. The Agreement provides exclusivity in negotiations to the counterparty for a period of 105 Business Days (“Exclusivity Period”) and cumulative payments of up to $5 million to Hallador Power, with $1 million due in January, $2 million of payments due in March, if the parties have not satisfied certain conditions precedent to the proposed transaction, and an additional $2 million in June if such conditions precedent have not been satisfied by the end of the Exclusivity Period. The parties will use the Exclusivity Period to finalize selection of a utility partner and to negotiate and complete other definitive agreements related to the proposed transaction. If the Company is successful in executing definitive agreements and once the transaction commences, it is expected to contract the majority of the Company’s energy and capacity at prices higher than the forward curve for more than a decade. The completion of the proposed transaction is subject to, among other matters, the negotiation and execution of definitive agreements and there can be no assurance that definitive agreements will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the ”Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as ”expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or ”probable” or statements that certain actions, events or results ”may,” “will,” “should,” or ”could” be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to our ability to execute definitive agreements with respect to the Agreement and non-binding term sheet with a leading global data center developer. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2023, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

99.1 – Hallador Energy Signs Exclusive Commitment Agreement with Global Data Center Developer

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s
Date: January 7, 2025	By:	/s/Marjorie Hargrave
Majorie Hargrave
Chief Financial Officer